                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT, dated as of October 1, 2003, is made and entered into by and among Print Data Corp., a Delaware corporation (the "Company"), and each of the holders of Series A Preferred Stock, par value $0.001 per share, of the Company (the "Series A Preferred Stock") as identified on Exhibit A hereto (each such individual being referred to herein individually as a "Stockholder" and together as the "Stockholders").

         WHEREAS, prior to the closing of that certain SHARE EXCHANGE AND REORGANIZATION AGREEMENT, dated as of September 8, 2003 (the "Atlantic Reorganization Agreement"), between the Company, ATLANTIC COMPONENTS LIMITED, a Hong Kong corporation ("Atlantic"), and Mr. Chung-Lun Yang (the"Atlantic Reorganization Agreement"), the Company's business operations consisted solely of being a full-service distributor of information supplies that services small-and-large-sized businesses and institutions (the "Information Supplies Business").

         WHEREAS, as required by the terms of the Atlantic Reorganization Agreement, pursuant to the terms of that certain CONVEYANCE AGREEMENT ("Conveyance Agreement"), dated as of September 30, 2003, between the Company and NPD, the Company conveyed all of the Company's management and business operations related to its Information Supplies Business to New Print Data Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("NPD");

         WHEREAS, the Company is the holder of 1,000,000 shares (the "NPD Shares") of common stock, par value $0.001 per share of NPD;

         WHEREAS, the Stockholders are the collective holders of 500,410 shares (the "Series A Shares") of Series A Preferred Stock in the amounts set forth opposite such Stockholders' name on Exhibit A;

         WHEREAS, the Company desires to redeem the Series A Shares in consideration for the conveyance to the Stockholders of the NPD Shares, subject to the terms and conditions herein contained;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.

                         EXCHANGE OF SHARES AND CLOSING

         1.1 Sale of Series A Shares. On the basis of the representations, warranties, covenants and agreements set forth herein, each Stockholder agrees to and will sell, convey, transfer, assign and deliver to the Company at the Closing, as hereinafter defined, good and marketable title to, free and clear of all lien, charge, claim, option, pledge, security interest, right of first refusal, or restriction of any kind (collectively, "Liens"), and the Company agrees to and will acquire and


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accept from each Stockholder at the Closing the number of shares of Series A
Preferred Stock set forth opposite such Stockholder's name on Exhibit A hereto.

         1.2 Consideration. In consideration for the shares of Series A Preferred Stock each Stockholder shall receive such number and NPD Shares as set forth opposite each Stockholder's name on Exhibit A.

         1.3 Closing. The closing of the sale and exchange of the Series A Preferred Stock for the NPD Shares (the "Closing") will take place on October 1, 2003 or at such other time and place as the Company and the Stockholders may agree. At the Closing, (i) the Stockholders will transfer and deliver the Series A Shares to the Company with stock powers executed in blank or other appropriate instrument of transfer, and (ii) the Company will transfer and deliver the NPD Shares to the Stockholders in such names and amounts as set forth on Exhibit A.

         1.4 Further Assurances; Post-Closing Cooperation. Each party hereto shall take such further action and execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

                                   ARTICLE 2.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchasers as follows:

         2.1 Organization. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is in good standing in all jurisdictions in which it is does business. NPD is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware. NPD has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. NPD is in good standing in all jurisdictions in which it is does business.

         2.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, to transfer and sell the NPD Shares and to carry out and perform its obligations under the terms of this Agreement.

         2.3 Capitalization. Immediately prior to the Closing, NPD was authorized to issue 50,000,000 shares of NPD Common Stock, 1,000,000 of which are validly issued and outstanding and owned by the Company and 20,000,000 shares of preferred stock, $0.001 per share, none of which hove been issued or are outstanding.

         2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, the sale, transfer and delivery of the NPD Shares and the performance of the Company's obligations hereunder has been taken and the sale, transfer and delivery of the NPD Shares and the execution, delivery and performance of this Agreement will not violate the Company's Bylaws or Certificate of Incorporation (the "Charter Documents"). This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the

Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors (other than usury laws) and rules of law governing specific performance, injunctive relief or other equitable remedies.

         2.5 No Liens. The NPD Shares are validly issued, fully paid and nonassessable, and are free of any consensual liens or encumbrances created by the Company or by NPD; provided, however, that the NPD Shares may be subject to restrictions on transfer under state and/or federal securities laws.

         2.6 NPD's Business. NPD's business operations consist solely of being a full-service distributor of information supplies that servicessmall-and-large-sized businesses and institutions (the "Information Supplies Business"). One Hundred Percent (100%) of the Company's Information Supplies Business, as existing prior to the closing of the Atlantic Reorganization Agreement, was successfully conveyed to NPD pursuant to the Conveyance Agreement. Other than in connection with Information Supplies Business conveyed to NPD from the Company,
(i) NPD has not carried on any other business since its inception; and (ii) NPD is not a party to any contract, agreement or lease. No person holds a power of attorney from NPD.

         2.7 Completeness of Disclosure. No representation or warranty by the Company contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading.

                                   ARTICLE 3.

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

         The Stockholders jointly and severally represent and warrant to Company as follows:

         3.1 Ownership of Shares. Exhibit A hereto sets forth the record and beneficial ownership of all of the Series A Preferred Stock. The Series A Shares are validly issued, fully paid and non assessable. Each Stockholder owns the Series A Shares set forth opposite his or her name on Exhibit A free and clear of all Liens. No signature of a spouse of any Stockholder is required to validly effectuate this Agreement or to sell the Series A Shares.

         3.2 Authorization; No Violation. (a) Each (a) Stockholder has full legal capacity, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Stockholder and constitutes a legal, valid and binding obligation, enforceable against each Stockholder in accordance with its terms.

         (b) Neither the execution, delivery and performance of this Agreement by each Stockholder nor the consummation of any of the transactions provided for hereby will result in any violation or breach of or default (or an event which with notice or the passage of time or both would constitute a default) under any contract, franchise or permit to which any Stockholder is a party, or by which any Stockholder is bound.

         3.3 No Litigation. There is no action pending, or to the knowledge of the Stockholders, threatened against any Stockholder that challenges the ownership of the Series A Shares or that may have the effect of delaying or otherwise interfering with this Agreement.

         3.4 Completeness of Disclosure. No representation or warranty by any Stockholder contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading.

         3.5 Investment Representations. (a) Each (a) Stockholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to NPD so that he or she is capable of evaluating the merits and risks of his or her investment in NPD and has the capacity to protect his or her own interests in making his or her investment in the NPD;

         (b) Each Stockholder is acquiring the NPD Shares for investment for his or her own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. He or she understands that the NPD Shares to be purchased have not been, and may not be registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Stockholder representations as expressed herein;

         (c) Each Stockholder acknowledges that the NPD Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Each Stockholder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the issuer, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three (3) month period not exceeding specified limitations;

         (d) Each Stockholder understands that no public market now exists for any of the NPD Shares and that the Company has made no assurances that a public market will ever exist for the NPD Shares;

         (e) Each Stockholder has had an opportunity to discuss NPD's business, management and financial affairs with the Company. Each Stockholder has also had an opportunity to ask questions of officers of the Company, which questions were answered to his or her satisfaction. Each Stockholder understands that such discussions, as well as any written information issued by NPD, were intended to describe certain aspects of NPD's business and prospects but were not an exhaustive description;

         (f) This Agreement, when executed and delivered by all of the Stockholders, will constitute a valid and legally binding obligation of the Stockholders, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies;

         (g) The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by any Stockholder, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement; and

         (h) Each Stockholder has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement (including any tax consequences resulting from the recently enacted tax legislation) and relies solely on such advisors and not on any statements or representations of the Company or any of its agents. Each Stockholder understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                                   ARTICLE 4.

                    CONDITIONS TO CLOSING OF THE STOCKHOLDERS

         Each Stockholder's obligation to deliver such Stockholder's Series A Shares at the Closing, except as specifically indicated below, is subject to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

         4.1 Representations and Warranties Correct. The representations and warranties made by the Company in Article 2 hereof shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

         4.2 Third Party Consents. All necessary third party consents on the part of the Company, if any, shall have been obtained.

         4.3 Compliance with Federal Securities Laws. There shall exist a valid exemption from or compliance with the registration requirements of the Securities Act for the transactions contemplated by this Agreement.

         4.4 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state in which the exchange of securities shall occur.

         4.5 NPD Share Certificates. Each Stockholder shall have received certificates representing the number of NPD Shares set forth opposite such Stockholder's name on Exhibit A hereto.

         4.6 Participation. All Stockholders shall have executed this Agreement.

                                   ARTICLE 5.

                        CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to transfer and deliver the NPD Shares at the Closing is subject to the fulfillment of the following conditions:

         5.1 Subsidiary Share Certificates. The Company shall have received stock certificates from the Stockholders all outstanding Series A Shares and such certificates shall have been duly endorsed and transferred in favor of the Company such that the Company shall be the duly registered owner and Stockholder of 100% of the Series A Preferred Stock of the Company.

         5.2 Compliance with Federal Securities Laws. There is an exemption from or compliance with the registration requirements of the Securities Act for the transactions contemplated by this Agreement.

         5.3 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state in which the exchange of securities shall occur.

                                   ARTICLE 6.

                                    INDEMNITY

         6.1 Indemnity. The Stockholders, jointly and severally on the one hand, and the Company, on the other hand, agrees to indemnify and hold harmless the other and, as applicable, their respective officers, directors, employees, counsel, agents, and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (the "Indemnitees"), against any and all losses, liabilities, damages, and expenses whatsoever (which shall include, for all purposes of this Section 6.1, but not be limited to, reasonable counsel fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of the indemnifying party contained in this Agreement.

                                   ARTICLE 7.

                                 CONFIDENTIALITY

         7.1 Confidentiality. Each Stockholder shall insure that all confidential information which such Stockholder may now possess or may hereafter create or obtain which is known to be confidential or which relates to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company, any affiliate thereof, or any customer or supplier thereof or any such affiliate, shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them other than (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (c) to the extent such information shall have otherwise become publicly available.

                                   ARTICLE 8.

           RESTRICTIONS ON TRANSFERABILITY; SECURITIES ACT COMPLIANCE

         8.1 Securities Laws. The Company shall take such steps as are necessary to comply with all applicable securities laws in connection with the Agreement. Stockholders shall use their best efforts to assist the Company as may be necessary to comply with such laws.

         8.2 Securities Act Exemption. The NPD Shares to be issued pursuant to this Agreement will not be registered under the Securities Act. The NPD Shares will be issued pursuant to an exemption from registration.

         8.3 Restrictive Legends. Each certificate representing the NPD Shares and any other securities issued in respect of the NPD Shares upon any stock split, stock dividend, recapitalization, merger, or similar event (unless no longer required in the opinion of counsel for the Company) shall be stamped or otherwise imprinted with legends substantially in the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                                   ARTICLE 9.

                                  MISCELLANEOUS

         9.1 Governing Law. This Agreement shall be governed in all respects by the internal substantive laws of the State of Delaware, of the United States of America.

         9.2 Survival. The representations and warranties set forth in this Agreement shall survive the execution hereof.

         9.3   Successors and Assigns

         Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto, provided, however, that the rights of the Stockholders to exchange their Series A Preferred Stock for NPD Shares shall not be assignable without the prior written consent of the Company.

         9.4 Entire Agreement; Amendment. This Agreement and the exhibit hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         9.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed as follows:


         Print Data Corp.                     Atlantic Components Limited

         43 New Brunswick Avenue,             B24-B27, 1/F., Block B,

         Hopelawn, New Jersey 08861           Proficient Industrial Centre,

         USA                                  6 Wang Kwun Road, Kowloon Bay,

                                              Kowloon, Hong Kong

         Attention of Mr. Jeffrey L Green     Attention of Mr. Alan Yang

         Fax: (732) 826-0055                  Fax: (852) 2755-9452



         COPY TO:                             COPY TO:

         David M. Bovi                        Robert Steven Brown

         The Comeau Building                  Reitler Brown LLC

         319 Clematis Street, Suite 700       800 Third Avenue

         West Palm Beach                      21st Floor

         FL 33410                             New York, New York 10022

         Fax: (561) 655-0693                  Fax: (212) 371-5500


         9.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Stockholders upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of the Stockholders nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character by any Stockholder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Stockholders, shall be cumulative and not alternative.

         9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one instrument.

         9.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.



COMPANY

PRINT DATA CORP., a Delaware Corporation


By:    /s/ Jeffery Green
   ---------------------------------

Name:  Jeffery Green
     -------------------------------

Title: President
      ------------------------------



STOCKHOLDERS


      /s/ Phyllis Green
------------------------------------

Name: Phyllis Green
     -------------------------------


      /s/ Joel Green
------------------------------------

Name: Joel Green
     -------------------------------


      /s/ Jeffrey Green
------------------------------------

Name: Jeffrey Green
     -------------------------------

                                    EXHIBIT A
                                    ---------

                              LIST OF STOCKHOLDERS

--------------------------------------------------------------------------------
                                                                 NPD SHARES
        STOCKHOLDERS        SERIES A PREFERRED STOCK            TO BE ISSUED
        ------------        ------------------------            ------------

Phyllis Green                       97,596                        195,032

Joel Green                          98,485                        196,809

Jeffrey I. Green                   304,329                        608,159
--------------------------------------------------------------------------------